Exhibit 99.1

Contacts:
Chad Holmes	Nicholas Manganaro
Charles River Associates	Sharon Merrill Advisors
investor@crai.com	crai@investorrelations.com
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2025
Broad-based Contributions Drive Record Quarterly Revenue and Profits

BOSTON, May 1, 2025 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal first quarter ended March 29, 2025.
“Building on the momentum of an exceptional fiscal 2024, CRA continued its strong performance into the first quarter, setting new records for financial results,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Revenue increased by 5.9% to $181.9 million, which represents the highest quarterly revenue in the company’s history. Profits grew at even faster rates, with net income, earnings per diluted share and EBITDA setting new quarterly records. Broad-based contributions drove the quarter’s strong performance, with five practices growing year over year. Four practices—Energy, Finance, Intellectual Property, and Life Sciences— posted double-digit revenue growth, while the Antitrust & Competition Economics practice posted a new high for quarterly revenue.”

Highlights for First Quarter Fiscal 2025
•Revenue grew 5.9% year over year to $181.9 million.
•Utilization was 76% and quarter-end headcount decreased 5.0% year over year.
•Net income increased 31.5% year over year to $18.0 million, or 9.9% of revenue, compared with $13.7 million, or 8.0% of revenue, in the first quarter of fiscal 2024; non-GAAP net income increased 10.5% year over year to $15.3 million, or 8.4% of revenue, compared with $13.8 million, or 8.0% of revenue, in the first quarter of fiscal 2024.
•Earnings per diluted share increased 34.4% year over year to $2.62 from $1.95 in the first quarter of fiscal 2024; non-GAAP earnings per diluted share increased 13.3% year over year to $2.22 from $1.96 in the first quarter of fiscal 2024.
•Non-GAAP EBITDA increased 10.6% to $24.8 million, or 13.6% of revenue, compared with $22.4 million, or 13.0% of revenue, in the first quarter of fiscal 2024.
•On a constant currency basis relative to the first quarter of fiscal 2024, revenue would have been higher by $0.4 million, while GAAP net income and earnings per diluted share would have been lower by $0.1 million and $0.01 per diluted share, respectively. Non-GAAP net income, earnings per diluted share, and non-GAAP EBITDA would have been lower by $0.1 million, $0.01 per diluted share and $0.1 million, respectively.
•CRA returned $3.5 million of capital to its shareholders via quarterly dividend payments.

Management Commentary and Financial Guidance
“We are reaffirming our financial guidance for full-year fiscal 2025 of revenue in the range of $715 million to $735 million and non-GAAP EBITDA margin in the range of 12.0% to 13.0%, both on a constant currency basis relative to fiscal 2024,” said Maleh. “We are pleased with the strong financial results to start the year but remain mindful that uncertain global macroeconomic, business, and political conditions can affect our business.”
CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty and without unreasonable effort: (i) unusual gains or charges, foreign currency exchange rates and the resulting effect of these items on CRA’s taxes and (ii) the impact of equity awards on CRA’s taxes. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Quarterly Dividend
On May 1, 2025, CRA announced a quarterly cash dividend of $0.49 per common share, payable on June 13, 2025 to shareholders of record as of May 27, 2025. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its first-quarter 2025 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its interim CFO, Chad Holmes, under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered each quarter to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Instagram, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP earnings per diluted share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), provision for income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. Non-GAAP net income and non-GAAP earnings per diluted share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net, restructuring costs and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our expanded share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2025 on a constant currency basis relative to fiscal 2024 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS ENDED
MARCH 29, 2025 COMPARED TO MARCH 30, 2024
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	March 29, 2025	As a % of Revenue	March 30, 2024	As a % of Revenue
Revenues	$181,851	100.0%	$171,789	100.0%
Costs of services (exclusive of depreciation and amortization)	120,354	66.2%	118,880	69.2%
Selling, general and administrative expenses	32,538	17.9%	30,499	17.8%
Depreciation and amortization	3,411	1.9%	2,792	1.6%
Income from operations	25,548	14.0%	19,618	11.4%

Interest expense, net	(429)	-0.2%	(464)	-0.3%
Foreign currency gains (losses), net	(474)	-0.3%	(142)	-0.1%
Income before provision for income taxes	24,645	13.6%	19,012	11.1%
Provision for income taxes	6,643	3.7%	5,321	3.1%
Net income	$18,002	9.9%	$13,691	8.0%

Net income per share:
Basic	$2.65		$1.97
Diluted	$2.62		$1.95

Weighted average number of shares outstanding:
Basic	6,775		6,926
Diluted	6,862		7,011

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
MARCH 29, 2025 COMPARED TO MARCH 30, 2024
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	March 29, 2025	As a % of Revenue	March 30, 2024	As a % of Revenue
Revenues	$181,851	100.0%	$171,789	100.0%

Net income	$18,002	9.9%	$13,691	8.0%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Restructuring and other (1)	(4,170)	-2.3%	—	—%
Foreign currency (gains) losses, net	474	0.3%	142	0.1%
Tax effect on adjustments	947	0.5%	(35)	—%
Non-GAAP net income	$15,253	8.4%	$13,798	8.0%

Non-GAAP net income per share:
Basic	$2.25		$1.99
Diluted	$2.22		$1.96

Weighted average number of shares outstanding:
Basic	6,775		6,926
Diluted	6,862		7,011

(1) Includes $1.2 million of restructuring charges, net of the reversal of $5.4 million of non-cash charges associated with a previously recorded performance award.

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
MARCH 29, 2025 COMPARED TO MARCH 30, 2024
(IN THOUSANDS)

	Fiscal Quarter Ended
	March 29, 2025	As a % of Revenue	March 30, 2024	As a % of Revenue
Revenues	$181,851	100.0%	$171,789	100.0%

Net income	$18,002	9.9%	$13,691	8.0%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Restructuring and other (1)	(4,170)	-2.3%	—	—%
Foreign currency (gains) losses, net	474	0.3%	142	0.1%
Tax effect on adjustments	947	0.5%	(35)	—%
Non-GAAP net income	$15,253	8.4%	$13,798	8.0%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	429	0.2%	464	0.3%
Provision for income taxes	5,696	3.1%	5,356	3.1%
Depreciation and amortization	3,411	1.9%	2,792	1.6%
Non-GAAP EBITDA	$24,789	13.6%	$22,410	13.0%

(1) Includes $1.2 million of restructuring charges, net of the reversal of $5.4 million of non-cash charges associated with a previously recorded performance award.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 29, 2025	December 28, 2024
Assets
Cash and cash equivalents	$25,598	$26,711
Accounts receivable and unbilled services, net	223,251	219,548
Other current assets	29,271	23,104
Total current assets	278,120	269,363

Property and equipment, net	42,785	45,205
Goodwill and intangible assets, net	100,973	100,953
Right-of-use assets	78,653	81,157
Other assets	89,911	74,761
Total assets	$590,442	$571,439

Liabilities and Shareholders’ Equity
Accounts payable	$19,703	$28,155
Accrued expenses	134,439	181,413
Current portion of lease liabilities	18,986	18,696
Revolving line of credit	85,000	—
Other current liabilities	12,375	23,045
Total current liabilities	270,503	251,309
Non-current portion of lease liabilities	80,954	84,541
Other non-current liabilities	11,666	23,516
Total liabilities	363,123	359,366

Total shareholders’ equity	227,319	212,073
Total liabilities and shareholders’ equity	$590,442	$571,439

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	March 29, 2025	March 30, 2024
Operating activities:
Net income	$18,002	$13,691
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	8,112	7,694
Accounts receivable and unbilled services	(2,746)	(11,094)
Working capital items, net	(103,362)	(73,371)
Net cash used in operating activities	(79,994)	(63,080)

Investing activities:
Purchases of property and equipment, net	(974)	(730)
Net cash used in investing activities	(974)	(730)

Financing activities:
Borrowings under revolving line of credit	90,000	70,000
Repayments under revolving line of credit	(5,000)	—
Tax withholding payments reimbursed by shares	(2,454)	(1,631)
Cash dividends paid	(3,488)	(3,075)
Repurchase of common stock	—	(9,242)
Net cash provided by financing activities	79,058	56,052
Effect of foreign exchange rates on cash and cash equivalents	797	(706)
Net decrease in cash and cash equivalents	(1,113)	(8,464)
Cash and cash equivalents at beginning of period	26,711	45,586
Cash and cash equivalents at end of period	$25,598	$37,122

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$(596)	$454
Excise tax on share repurchases	$39	$(65)
Right-of-use assets obtained in exchange for lease obligations	$701	$1,955
Supplemental cash flow information:
Cash paid for taxes	$3,181	$1,534
Cash paid for interest	$131	$91
Cash paid for amounts included in operating lease liabilities	$5,714	$5,569